UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) November 18, 2019
  AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 18, 2019, the Board of Directors of AutoNation, Inc. (the “Company”) appointed Joseph Lower as Executive Vice President and Chief Financial Officer of the Company, effective as of January 13, 2020.
Mr. Lower, age 52, has served as Executive Vice President and Chief Financial Officer of Office Depot, Inc. since January 2018. From November 2014 until April 2017, he served as Vice President and Chief Financial Officer of B/E Aerospace. Prior to joining B/E Aerospace, Mr. Lower held a number of management-level positions at The Boeing Company, including as Vice President - Business Development and Strategy from October 2009 until October 2014 and as Vice President - Corporate & Strategic Development from May 2002 until October 2009. In addition, among other finance positions, Mr. Lower spent six years with Credit Suisse in various investment banking roles, including positions in mergers and acquisitions and corporate finance.
On November 21, 2019, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Lower in connection with his appointment as Executive Vice President and Chief Financial Officer. The Letter Agreement provides that Mr. Lower will:

•	receive an annual base salary of $750,000,

•	participate in the Company’s annual incentive compensation program with a target award level equal to 90% of his annual base salary,

•	receive a 2020 grant of restricted stock units (“RSUs”) with a grant date value of $1,800,000 under the Company’s long-term incentive award program, and

•
receive a one-time sign-on cash payment in the amount of $1,150,000 and a one-time sign-on grant of RSUs with a grant date value of $1,850,000, each as soon as administratively practicable following his first day of employment with the Company.

If Mr. Lower resigns from the Company without “good reason” (as defined in the Company’s equity compensation plan) before the first anniversary of his first day of employment with the Company, he will be required to pay back the one-time sign-on cash payment. The one-time sign-on grant of RSUs will vest in one-third annual increments over three years. In the event of a termination without “cause” or a resignation for “good reason” (in each case, as defined in the Company’s equity compensation plan), any unvested portion of the one-time sign-on grant will immediately vest.
The Letter Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the Letter Agreement is qualified in its entirety by reference to such agreement.
Effective as of January 13, 2020, Christopher Cade will no longer serve as Interim Chief Financial Officer of the Company, but he will continue to serve as the Company’s principal accounting officer.

Item 7.01	Regulation FD Disclosure.
On November 22, 2019, the Company issued a press release announcing Mr. Lower’s appointment as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)

10.1	Letter Agreement, dated as of November 21, 2019, by and between AutoNation, Inc. and Joseph Lower.

99.1	Press Release of AutoNation, Inc. dated November 22, 2019 announcing the appointment of Joseph Lower as Executive Vice President and Chief Financial Officer.
104    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	November 22, 2019	By:	/s/ Coleman Edmunds
Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary